Exhibit 99.2



RF INDUSTRIES, LTD.                                       For Immediate Release
RF Connectors/Neulink Telemetry/Bioconnect Medical
--------------------------------------------------

Investor Contact:                                        Company Contact:
Neil Berkman Associates                                  Howard Hill, President
(310) 277 - 5162                                         (858) 549-6340
info@berkmanassociates.com                               rfi@rfindustries.com


                 RF Industries Third Quarter Net Jumps to $0.06
                       vs $0.01 Per Share On 8% Sales Gain


     SAN DIEGO, CALIFORNIA, September 8, 2003 . . . RF INDUSTRIES, LTD., (NASDAQ:RFIL) today announced that net income for the third quarter of fiscal 2003 ended July 31, 2003 increased nearly fivefold to $198,000, or $0.06 per diluted share, compared to $41,000, or 0.01 per diluted share, in the same quarter last year. Sales increased 8% to $2,337,000 from $2,161,000 in the same quarter last year.
     For the nine months ended July 31, 2002, net income increased 44% to $410,000, or $0.11 per diluted share, compared to $284,000, or $0.07 per diluted share, in same period last year. Sales increased 6% to $6,830,000 compared to $6,437,000 in the same period last year.
     "Increased sales of custom coaxial connectors and cable products, primarily for Wi-Fi network applications, helped raise overall gross margin to 50.8% of sales, compared to only 45% of sales in the third quarter last year. Over at Neulink, sales nearly doubled in the quarter to $208,000 on higher sales of wireless transceivers. Our enhanced profitability is also apparent in the 10% reduction in third quarter sales, general and administrative expenses, a $300,000 annual rate, reflecting the benefits of closing the Bioconnect facilities and combining operations with RF Connectors", said Howard Hill, president of RF Industries.
     "Neulink has finished development and anticipates commencing volume production of its new NL6000 modem this Fall. This wireless transceiver operates at higher data rates on the new narrow band channels and uses advanced digital signal processing correction to provide outstanding performance, internet protocol addressability and USB network connectivity. The NL6000's design flexibility will enable Neulink to custom manufacture different configurations to address a wide range of customer speed and power requirements in the wireless data market. Our customers have already expressed a strong interest in this new product", said Hill.
     At July 31, 2003, RFI reported cash and cash equivalents of $2,486,000, working capital of $7,314,000, a 18 to 1 current ratio, no debt and stockholders' equity of $7,692,000, or $2.87 per share.
     RF Industries'  Connectors division designs and distributes radio frequency
(RF) coaxial connectors and cable assemblies used for PCS, radio, test instruments, computer networks and antenna devices. The Neulink division designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.


The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.

                                (table attached)

                               RF INDUSTRIES, LTD.
                          SUMMARY STATEMENTS OF INCOME
                                   (unaudited)

                                                  Three Months Ended            Nine Months Ended
                                              --------------------------   --------------------------
                                                       July 31,                     July 31,
                                                  2003          2002           2003           2002
                                              ------------  ------------   ------------   -----------
Net Sales .................................   $ 2,337,410   $ 2,161,127    $ 6,830,310   $ 6,437,033
Cost of Sales .............................     1,151,146     1,186,038      3,414,791     3,292,714
                                              -----------   -----------    -----------    ----------
   Gross Profit ...........................     1,186,264       975,089      3,415,519     3,144,319

Operating expenses:
   Engineering ............................       178,933       169,784        565,231       476,011
   Selling and general ....................       684,425       760,430      2,183,275     2,266,041
                                              -----------   -----------    -----------    ----------
      Total expenses ......................       863,358       930,214      2,748,506     2,742,052

Operating income ..........................       322,906        44,875        667,013       402,267

Other income (expense):
   Realized loss on sales of investments ..          --          (8,192)          --          (8,192)
   Commissions ............................          --          14,886           --          23,101
   Interest ...............................         1,122        17,175         17,227        57,178
                                               -----------   -----------    -----------    ----------
      Total other income ..................         1,122        23,869         17,227        72,087

Income before provision for income taxes ..       324,028        68,744        684,240       474,354
Provision for income taxes ................       125,750        28,000        274,650       190,000
                                               -----------   -----------    -----------    ----------
     Net income ...........................   $   198,278   $    40,744    $   409,590   $   284,354
                                               ===========   ===========    ===========    ==========
Basic earnings per share ..................   $      0.07   $      0.01    $      0.13   $      0.08
                                               ===========   ===========    ===========    ==========
Diluted earnings per share ................   $      0.06   $      0.01    $      0.11   $      0.07
                                               ===========   ===========    ===========    ==========
Basic weighted average shares outstanding .     2,768,571     3,409,354      3,185,864     3,409,354
Diluted weighted average shares outstanding     3,326,677     3,738,371      3,580,094     3,814,647



                                           Summary Balance Sheets

                                                       July 31,     October 31,
                                                         2003          2002
                                                    -------------  ------------
                                                    (Unaudited)     (Audited)

Cash and Cash Equivalents ........................   $ 2,486,207   $ 3,939,299
Trade Accounts Receivable, Net ...................     1,137,525     1,146,439
Inventories, net .................................     3,701,879     4,143,617
Other Current Assets .............................       410,613       343,996
          Total Current Assets ...................     7,736,224     9,573,351
                                                     -----------   -----------
 Property, Plant & Equipment, Net ................       352,832       434,823
Other Assets .....................................       133,071       137,976
          Total Assets ...........................   $ 8,222,127   $10,146,150
                                                     ===========   ===========

Total Current Liabilities ........................   $   422,255   $   442,659
Deferred Tax Liabilities .........................       107,800       107,800
                                                     -----------   -----------
          Total Liabilities ......................       530,055       550,459

Total Stockholders' Equity .......................     7,692,072     9,595,691
                                                     -----------   -----------

          Total Liabilities & Stockholders' Equity   $ 8,222,127   $10,146,150
                                                     ===========   ===========